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                                                                    EXHIBIT 10.1

                          SUBORDINATED PROMISSORY NOTE


$18,500,000                                                  September 3, 1998


                  FOR VALUE RECEIVED, ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P., a Virginia limited liability partnership (the "Company"), hereby promises to pay ON DEMAND to the order of ElderTrust Operating Limited Partnership, or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the principal amount of Eighteen Million Five Hundred Thousand Dollars ($18,500,000), together with interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid in full, said interest to be due and payable on the 15th day of October, 1998, and on the 15th day of each succeeding month, at a rate per annum (computed on the basis of a 360 day year and applied to the actual number of days elapsed in each interest calculation period) equal to 12.00%.

                  Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Company, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Promissory Note.

                  Pursuant to that certain Credit Agreement, dated as of January 30, 1998, among ElderTrust, ElderTrust Operating Limited Partnership, the financial institutions from time to time party thereto, Deutsche Bank AG, New York Branch, as Issuing Bank, and German American Capital Corporation, as Administrative Agent and Collateral Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), this Promissory Note shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Company hereby acknowledges and agrees that the Pledgee pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Promissory Note.

                  All payments under this Promissory Note shall be made without offset, counterclaim or deduction of any kind.

                  The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note.

         Payee agrees that the obligation of Maker to repay this Note shall be subject and subordinate to the obligation of Maker to repay that certain promissory note to the order of Genesis Health Ventures, Inc. of even date herewith in the amount of $8,500,000.

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                  THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA (BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF).



                                                      MAKER:

                                    ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P.

                                    By:  ET MERIDIAN, L.L.C.,, General Partner

                                           By:    /s/ D. Lee McCreary, Jr.
                                                  ----------------------------
                                           Name:  D. Lee McCreary, Jr.
                                           Title:          Vice President